Exhibit 99.1

Horizon Aircraft Completes Business Combination with Pono Capital Three, Inc. to Become a Publicly Traded Company

~ Horizon Aircraft Common Stock to Trade on Nasdaq Under Ticker “HOVR” ~

Toronto, Canada, January 12, 2024 (GLOBE NEWSWIRE) – Robinson Aircraft Ltd., doing business as Horizon Aircraft (“Horizon Aircraft” or the “Company”), a hybrid electric Vertical TakeOff and Landing (“eVTOL”) aircraft developer, and Pono Capital Three, Inc. (“Pono”), a special purpose acquisition company, today announced the completion of the previously announced business combination. Beginning Tuesday, January 16, 2024, the combined company will operate as New Horizon Aircraft, Ltd. (“Horizon Aircraft”) and the common shares and warrants will trade on the Nasdaq Stock Exchange under the ticker symbols “HOVR” and “HOVRW”, respectively.

Brandon Robinson, Founder, Chief Executive Officer and Chairman of the Board of Horizon Aircraft, and the current management team including Jason O’Neill, Chief Operating Officer, Brian Robinson, Chief Engineer, and Brian Merker, Chief Financial Officer, will continue to lead Horizon Aircraft.

Brandon Robinson, Chief Executive Officer of Horizon Aircraft, commented, “I am proud and honored by Horizon Aircraft’s achievement of this significant milestone as we embark on our journey as a publicly traded company. This evolution will serve as a catalyst to accelerate our growth by providing the resources to continue the development and testing of our practical, real world use hybrid eVTOL, the Cavorite X7. We are thankful for the Pono team’s continued collaboration, support, and conviction throughout the transaction process.”

Davin Kazama, CEO of Pono, added, “The Pono team is excited to have successfully completed this business combination with Horizon Aircraft. We are eager to see Brandon and the Horizon Aircraft team successfully execute their long-term operational and strategic objectives, building value for shareholders and stakeholders alike as they continue to develop a differentiated aircraft that will become dominant in the advanced air mobility space.”

About Horizon Aircraft

Horizon Aircraft is an advanced aerospace engineering company that is developing one of the world’s first hybrid eVTOL that is to be able to fly most of its mission exactly like a normal aircraft while offering industry-leading speed, range, and operational utility. Horizon’s unique designs put the mission first and prioritize safety, performance, and utility. Horizon hopes to successfully complete testing and certification of its Cavorite X7 eVTOL quickly and then enter the market and service a broad spectrum of early use cases. Visit www.horizonaircraft.com for more information.

About Pono Capital Three, Inc.

Pono is a special purpose acquisition company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. Pono’s units started trading on the Nasdaq Global Market on February 14, 2023, under the ticker symbol “PTHRU.” The Class A common stock trades under the symbol “PTHR” and the warrants under the symbol “PTHRW,” respectively.

Advisors

Nelson Mullins Riley & Scarborough LLP is serving as U.S. legal counsel and Fang and Associates is serving as Canadian legal counsel to Pono in the transaction. Dorsey & Whitney LLP is serving as U.S. legal counsel and Gowling WLG (Canada) LLP is serving as Canadian legal counsel to Horizon Aircraft in the transaction. EF Hutton LLC is serving as the Capital Markets Advisor in the transaction. Roth Capital Partners is acting as Capital Markets Advisor to Horizon Aircraft.

Forward-Looking Statements

The information in this press release contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 with respect to the proposed Business Combination. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “aim,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) changes in the markets in which Horizon competes, including with respect to its competitive landscape, technology evolution or regulatory changes; (ii) the risk that Horizon will need to raise additional capital to execute its business plans, which may not be available on acceptable terms or at all; (iii) the ability of the parties to recognize the benefits of the business combination agreement and the Business Combination; (iv) the lack of useful financial information for an accurate estimate of future capital expenditures and future revenue; (v) statements regarding Horizon’s industry and market size; (vi) financial condition and performance of Horizon and Pono, including the anticipated benefits, the implied enterprise value, the expected financial impacts of the Business Combination, the financial condition, liquidity, results of operations, the products, the expected future performance and market opportunities of Horizon; (vii) Horizon’s ability to develop, certify, and manufacture an aircraft that meets its performance expectations; (viii) successful completion of testing and certification of Horizon’s Cavorite X7 eVTOL; (ix) the targeted future production of Horizon’s Cavorite X7 aircraft; and (x) those factors discussed in Pono’s filings with the SEC and that are contained in the Proxy Statement relating to the Business Combination. You should carefully consider the foregoing factors and the other risks and uncertainties that will be described in the “Risk Factors” section of the Proxy Statement and other documents to be filed by New Horizon from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward- looking statements, and while Horizon and Pono may elect to update these forward-looking statements at some point in the future, they assume no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, unless required by applicable law. Neither Horizon nor Pono gives any assurance that Horizon and Pono will achieve their respective expectations.

Contacts

Horizon Aircraft

Inquiries (PR):

Phil Anderson
Phone: +44 (0)7767 491 519

Phil@perceptiona.com

Investor Contacts:

Shannon Devine and Rory Rumore

MZ Group

Phone: (203) 741-8841

HorizonAircraft@mzgroup.us

Pono Capital Three, Inc.

Davin Kazama

Inquiries (PR):

Phone: (808) 892-6611

Davin@PonoCorp.com